EXHIBIT 23.2
DEGOLYER AND MACNAUGHTON
500 I SPRING ALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

September 14, 2021

Evolution Petroleum Corporation 1155 Dairy Ashford, Suite 425
Houston, Texas 77079
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our report of third party dated August 2, 2021, and to the inclusion of information taken from our report entitled "Report as of June 30, 2021 on Reserves and Revenue of Certain Properties with interests attributable to Evolution Petroleum Corporation" in the Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2021. We further consent to the incorporation by reference of information in the Form 10-K in the Evolution Petroleum Corporation Registration Statements on Form S-8 (File Nos. 333-251233, 333-152136, 333-140182, 333-183746, and 333-216098), Form S-3/A (File No. 333-231412) and Form S-3 (File No. 333-193899).

Very truly yours
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716